EXHIBIT 24
                          POWER OF ATTORNEY


 KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below
constitutes and appoints Robert B. Terry and Terry M. Campbell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Farmland Industries, Inc.' s 1998 annual reports prepared, pursuant to Sections 13 or 15d of the Securities Act of 1934, (including any amendments thereto), and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  This Power of Attorney may be executed in multiple counterparts, each of
which shall be deemed an original, but which taken together shall constitute one instrument.




              Signature             Title                Date
s/s   ALBERT J. SHIVLEY         Chairman of Board        October 21, 1998
        Albert J. Shivley         and Director

s/s   H.D. CLEBERG              President,               October 21, 1998
     H. D. Cleberg            Chief Executive Officer
                                   and Director
                            (Principal Executive Officer)

s/s   JODY BEZNER              Vice Chairman of Board    October 21, 1998
      Jody Bezner                  and Director

s/s   LYMAN L. ADAMS, JR.          Director              October 21, 1998
     Lyman L. Adams, Jr.

s/s   RONALD J. AMUNDSON           Director              October 21, 1998
      Ronald J. Amundson

s/s   RICHARD L. DETTEN            Director              October 21, 1998
      Richard L. Detten

s/s   STEVEN ERDMAN                Director              October 21, 1998
      Steven Erdman

s/s   HARRY FEHRENBACHER           Director              October 21, 1998
      Harry Fehrenbacher

s/s   MARTIE FLOYD                 Director              October 21, 1998
      Martie Floyd

s/s   WARREN GERDES                Director              October 21, 1998
      Warren Gerdes

s/s   BEN GRIFFITH                 Director              October 21, 1998
      Ben Griffith

s/s   GAIL D. HALL                 Director              October 21, 1998
      Gail D. Hall

s/s   BARRY JENSEN                 Director              October 21, 1998
      Barry Jensen

s/s   RON JURGENS                  Director              October 21, 1998
      Ron Jurgens

s/s   WILLIAM F. KUHLMAN           Director              October 21, 1998
      William F. Kuhlman

s/s   GREG PHENNING                Director              October 21, 1998
      Greg Pfenning

s/s   MONTE ROMOHR                 Director              October 21, 1998
      Monte Romohr

s/s   JOE ROYSTER                  Director              October 21, 1998
      Joe Royster

s/s   E. KENT STAMPER              Director              October 21, 1998
      E. Kent Stamper

s/s   ELI F. VAUGHN                Director              October 21, 1998
      Eli F. Vaughn

s/s   FRANK WILSON                 Director              October 21, 1998
      Frank Wilson